Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Annual Report of Vuzix Corporation (“Vuzix”) on Form 10-K for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Grant Russell, Chief Financial Officer of Vuzix, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vuzix.

/s/ Grant Russell

Grant Russell Chief Financial Officer

Date: March 19, 2013

 The foregoing certification is being furnished to accompany Vuzix Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of Vuzix Corporation that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to Vuzix Corporation and will be retained by Vuzix Corporation and furnished to the Securities and Exchange Commission or its staff upon request.